Exhibit 10.25

LYC Healthcare (Cayman) Ltd (414997)

PRIVATE & CONFIDENTIAL

Ref. No.	: HR/LHC/2601
Date	: 2nd January 2026

Tan Seow Yen

NRIC No: S7733077A

228A Ang Mo Kio St 23

#03-33

Singapore561228

Dear Tan Seow Yen,

APPOINTMENT OF CHIEF FINANCIAL OFFICER – LYC HEALTHCARE (CAYMAN) LTD

We are pleased to inform you that the Management has appointed you as the Chief Financial Officer (CFO), of LYC HEALTHCARE (CAYMAN) LTD. This is in recognition of your leadership, professionalism, and strong contributions to the Finance function.

Details of the appointment:

Commencement Date	:	2nd January 2026

Reporting to	:	Group CEO and Managing Director

Job Duties	:	Overseeing all financial matters of the company, including but not limited to:

● Financial planning and strategy
● Budgeting and forecasting
● Financial reporting and compliance
● Stakeholder and audit management
● Supporting strategic business decisions

Compensation	:	Your salary with the current terms will remain unchanged

We are confident that your extensive experience and leadership in finance will be invaluable to the Company during this period. We look forward to your contributions to our continued success.

Please indicate your acceptance by signing and returning a copy of this letter to us.

Yours faithfully

LYC HEALTHCARE (CAYMAN) LTD (414997)

/s/ Chan Ying Ho
Chan Ying Ho (Henry)
Group CEO and Executive Director

ACCEPTANCE:

I, Tan Seow Yen, Christine (NRIC No.: S7733077A hereby accept this Appointment of Chief Financial Officer- LYC HEALTHCARE (CAYMAN) LTD and the terms and conditions stipulated therein.

/s/ Tan Seow Yen, Christine
Name:	Tan Seow Yen

LYC Healthcare (Cayman) Ltd (414997) 435 Orchard Road Wisma Atria #21-05, Singapore 238877 Tel: +65 6962 2517